                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   PHOENIX TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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
                 [LOGO]

                                                                January 24, 1997

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Phoenix Technologies Ltd. to be held on Thursday, March 6, 1997, at your Company's headquarters located at 411 E. Plumeria Drive, San Jose, California, commencing at 10:00 a.m., California Time. The Board of Directors looks forward to greeting personally those stockholders able to attend.

    The Board of Directors has given careful consideration to the proposals described in the attached Notice and Proxy Statement and recommends a vote FOR each of them. It is important that your shares be represented at the meeting whether or not you plan to attend. Accordingly, please take a moment now and sign, date and mail the enclosed proxy in the envelope provided.

    Following the completion of the formal portion of the meeting, we will give you a financial report and general comments on the Company's affairs. We shall then be pleased to answer appropriate stockholders' questions with respect to the Company and its operations.

    On behalf of Phoenix's Board of Directors and its management team, I would like to express our appreciation for your ongoing support of our efforts.

                                          Cordially,

                                          JACK KAY

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           PHOENIX TECHNOLOGIES LTD.
                             411 E. PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 570-1000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 6, 1997

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd. (the "Company" or "Phoenix") will be held at the Company's headquarters facility located at 411 E. Plumeria Drive, San Jose, California 95134, on March 6, 1997, at 10:00 a.m., California Time, to consider and act upon the following matters:

    1.  To elect two Class 1 Directors to the Board of Directors of the Company;

    2.  To approve the Company's 1996 Equity Incentive Plan;

    3. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on January 10, 1997 will be entitled to vote at the meeting or any adjournments thereof.

    All stockholders are cordially invited to attend the meeting.

                                                SCOTT C. NEELY, SECRETARY

January 24, 1997

                                PROXY STATEMENT

                           PHOENIX TECHNOLOGIES LTD.
                             411 E. PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 6, 1997

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the "Company" or "Phoenix") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on March 6, 1997, at the Company's headquarters located at 411 E. Plumeria Drive, San Jose, California, commencing at 10:00 a.m., California time, and at any adjournments thereof. All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement.

    The Company's Annual Report for the fiscal year ended September 30, 1996 is first being mailed to stockholders with the mailing of this Notice, Proxy Statement and form of Proxy on or about January 24, 1997.

                                     VOTING

    The only class of voting securities entitled to be voted at the Meeting is the Company's Common Stock, par value $.001 per share ("Common Stock"). Each share of Common Stock is entitled to one vote. The Board of Directors has fixed January 10, 1997 as the record date for determining stockholders who are entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 16,809,142 shares of Common Stock held by 333 stockholders of record. The holders of a majority of these shares of Common Stock issued and outstanding and entitled to vote at the Meeting (i.e., 8,404,572 shares) will constitute a quorum for the Meeting. If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for the election of two Class 1 Directors and the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal Nos. 2 and 3. Abstentions and broker non-votes each are included in determining the number of shares present and voting at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                           COST OF SOLICITING PROXIES

    The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, employees or other agents of the Company may solicit proxies by mail, telephone, telegraph or personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by submitting a subsequent proxy or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Management of the Company has nominated Lawrence G. Finch and Anthony P. Morris as Class 1 Directors (the "Nominees"). Messrs. Finch and Morris are presently Class 1 Directors of the Company. The Company expects each of the Nominees to be available to serve as a Director. If, however, either of the Nominees is unable or declines to serve for any reason, proxies will be voted (in the absence of any contrary specification by a stockholder) for the election of a substitute nominee selected by the proxy holders.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                          FOR MESSRS. FINCH AND MORRIS

    The Company has a classified Board of Directors consisting of two Class 1 Directors (Mr. Finch and Mr. Morris), two Class 2 Directors (Mr. Fisher and Mr. Hansche) and two Class 3 Directors (Mr. Federman and Mr. Kay). The Class 1, 2 and 3 Directors are scheduled to serve until the Annual Meetings of Stockholders to be held in 1997, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each Annual Meeting of Stockholders, Directors will be elected for a full term of three years to succeed those whose terms are expiring. Thus, if Messrs. Finch and Morris are elected, they will serve until the Annual Meeting of Stockholders in 2000.

    Certain information with respect to the Directors of the Company is set forth below. The directors whose names are followed by an asterisk are members of the Audit Committee and the Compensation Committee.

                                                           DIRECTOR
NAME                                             AGE         SINCE        POSITIONS AND CURRENT OFFICES WITH THE COMPANY
-------------------------------------------      ---      -----------  -----------------------------------------------------
Charles Federman*..........................          40         1991   Director

Lawrence G. Finch*.........................          62         1988   Director

Ronald D. Fisher...........................          49         1990   Director; Chairman

Lance E. Hansche...........................          49         1986   Director; Strategic Advisor

Jack Kay...................................          50         1995   Director; President and Chief Executive Officer

Anthony P. Morris*.........................          50         1993   Director

    Since January 1987, Mr. Federman has been a Partner of Broadview Associates, L.L.C., an investment banking firm, and is presently a Managing Director. Mr. Federman is a director of Logic Works, Inc., MathSoft, Inc. and International Microcomputer Software, Inc.

    Since January 1989, Mr. Finch has been a general partner of Sigma Partners, a venture capital partnership. From 1987 to 1988 he was an advisor to Sigma Partners. From March 1984 to November 1987, Mr. Finch was President and Chief Executive Officer of Paradise Systems, Inc., a video technology company. Mr. Finch is a director of International Network Services and Splash Technology Holdings Inc.

    Mr. Fisher has served as Chairman since June 1994. From January 1990 when he joined the Company until October 1995, he held the additional title of Chief Executive Officer. Mr. Fisher is also a director of Microtouch Systems, Inc., Black Box Corporation, Micom Communications, Inc. and Kolvox Communications, Inc.

    Mr. Hansche has been employed by the Company since 1982 and has served as a Strategic Advisor on a part-time non-officer basis since September 1993. He served as Senior Vice President, Corporate Strategy of the Company from February 1992 until September 1993. From February 1990 to February 1992, Mr. Hansche was Senior Vice President, Computer Division and Business Development of the Company.

    Mr. Kay has served as President and Chief Executive Officer since October 1, 1995. He joined the Company as Vice President of Worldwide Sales in May 1990. In January 1992, he was appointed Senior Vice President and Chief Operating Officer. In June 1994, he was promoted to President and Chief Operating Officer.

    Since 1987 Mr. Morris has been a principal with Morris & Associates, a management consulting and financial advisory firm which he founded. He is also an investor in a number of private technology companies.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held a total of seven meetings during the fiscal year ended September 30, 1996. During fiscal 1996, each Director attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors held during the year and the total number of meetings held by all committees of the Board of Directors on which he served during the fiscal year.

    The Company's Board committees are an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

    The Audit Committee, composed of Messrs. Finch, Morris and Federman, held four meetings during fiscal 1996. The Audit Committee's functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, conferring with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reporting the same to the Board of Directors, and establishing and monitoring policy relative to non-audit services provided by the independent public accountants.

    During fiscal 1996, the Compensation Committee, composed of Messrs. Finch, Morris and Federman, met once and took additional action by written consent. The Compensation Committee's functions include making grants under, and the administration of, stock option and other employee equity and bonus plans, and setting the cash compensation of executive officers and other key employees.

                                 PROPOSAL NO. 2
                   APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN

    In August 1996, the Company's Board of Directors adopted the 1996 Equity Incentive Plan (the "Plan") under which 800,000 shares of the Company's Common Stock were reserved for issuance. The stockholders of the Company are being asked to approve this Plan at the Annual Meeting. The Plan is summarized below. Options have been granted under the Plan, but no shares have been issued.

    The Board adopted the Plan principally to provide a continuing benefit program for attracting and retaining employees, officers, directors, consultants and independent contractors important to the future of the Company. The Board believes that stock incentive programs, such as the Plan, are commonly employed by companies in the software industry and, in particular, in Silicon Valley where Phoenix is headquartered, as an important element of a total compensation program.

    The Board did not condition the Plan or options granted under the Plan on receipt of stockholder approval. During fiscal 1996, the Company experienced unanticipated usage of the share reserve under its other stock option plan due additional headcount of employees eligible to receive option grants and by reason of the implementation of a regular stock option review program. As a result, the Company believed it would not have sufficient reserves under the prior stock option plan for its option grant requirements before this annual stockholders meeting. The Company was advised by its independent auditors that conditioning adoption of a stock option plan (and authorization of options granted) on stockholder approval could result in an accounting charge to the Company with respect to options granted under the Plan before stockholder approval was obtained. The bylaws of the Nasdaq Stock Market, Inc. generally prohibit grants of stock options to officers and directors of issuers whose shares are quoted on the Nasdaq National Market unless the plan under which they are granted has been approved by stockholders. Accordingly, no grants have been made under the Plan to any officer or director of the Company and no director or officer of the Company is eligible to receive awards of stock under the Plan unless the stockholders approve the Plan. Each of those persons has a personal interest in this Proposal.

    Nevertheless, the Board is seeking stockholder approval for a number of reasons, including: (a) the traditional right of stockholders to vote on employee benefit programs which may have a significant dilutive impact; (b) requirements of the Nasdaq Stock Market, Inc. applicable to companies with securities listed on the Nasdaq National Market; (c) the ability to grant incentive stock options as provided in the Internal Revenue Code of 1986, as amended (the "Code"); and (d) the ability to ensure tax deductibility under
Section 162(m) of the Code.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              FOR THE APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN.

    The following is a summary of the Plan. A complete copy of the Plan is included with this Proxy Statement as Appendix A.

    BACKGROUND. The Plan permits the Company to grant incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") as well as restricted stock and stock bonus awards. The Plan is structured to allow a disinterested committee of the Board that administers the Plan broad discretion in granting employees equity incentives in order to assist the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business. If awarded, certain of these rights could result in the recognition of compensation expenses to the Company for financial reporting purposes.

    PURPOSE. The purpose of the Plan is to provide additional compensation and incentive to eligible employees, officers, directors, advisors and consultants whose present and potential contributions are important to the continued success of the Company, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company to continue to enlist and retain the best available talent for the successful conduct of its business.

    SHARES SUBJECT TO THE PLAN. An aggregate of 800,000 shares of the Company's Common Stock has been reserved by the Company's Board for issuance under the Plan. During the term of the Plan, no other person may receive awards under the plan covering more than 400,000 shares in the aggregate. Awards may continue to be made under the Company's 1994 Equity Incentive Plan.

    ELIGIBILITY. Employees, consultants and advisors of the Company and its subsidiaries and affiliates whom the Board deems to have the potential to contribute to the future success of the Company will be eligible to receive any of the different types of awards under the Plan. Employees who are officers and/or directors, will be eligible to receive awards under the Plan only if the Plan is approved by stockholders. Directors who are not employees of the Company will be entitled to receive NQSOs under the Plan only if the Plan is approved by stockholders. As of December 31, 1996, approximately 485 persons were eligible to participate in the Plan.

    ADMINISTRATION. The Plan may be administered by the Board or a committee of the Board appointed by the Board (in either case, the "Committee"). The Board has appointed the Compensation Committee, currently comprised of Messrs. Federman, Finch and Morris, to administer the Plan.

    Subject to the terms of the Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. If stockholders approve the Plan, Directors who are not employees will be eligible for option grants under the Plan only as follows: an option for 10,000 shares upon initial election to the Board and an option for 7,000 shares on each anniversary thereafter. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any awards granted thereunder.

    STOCK OPTIONS. The Plan permits the granting of options that are intended to qualify either as ISOs or NQSOs (as determined by the Committee).

    The option exercise price for each share covered by an option may not be less than 85% of the fair market value of a share of Common Stock on the date of grant of such option; provided that options granted to non-employee directors will be at fair market value. However, in the case of an ISO, the price shall not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted; and in the case of an ISO granted to a ten percent stockholder, the exercise price will not be less than 110% of the fair market value of the Common Stock on the date of grant. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

    RESTRICTED STOCK AWARDS. The Committee may grant participants (other than non-employee directors) restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Plan, under such terms, conditions and restrictions as the Committee may determine. Generally, the restricted stock will be earned upon the attainment of certain individual and/or company financial performance objectives as determined by the Committee. These objectives include return on equity, operating cash flow, return on income, adjusted operating cash flow return on income, economic value added, individual confidential business objectives and/or any or all of the following: net revenue, earnings before income taxes and amortization, operating income, earnings per share total shareholder return and/ or growth on each of these performance measures. The purchase price for such awards must not be less than 85% of the fair market value of the Company's Common Stock on the date of the award. Directors who are not employees are not eligible for these awards. For any performance period, no person may be granted an award of restricted stock in excess of 30% of the shares reserved under the Plan. There have been no grants of restricted stock awards since the Plan's inception.

    AMENDMENT AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time, provided that such amendment, alteration or discontinuation shall not adversely affect any award then outstanding under the Plan, without the participant's consent. In addition, to the extent necessary to comply with
Section 422 of the Code, or any other applicable law or regulation, the Company may obtain stockholder approval of any amendment to the Plan as may be required. In the event of a merger, consolidation, liquidation or sale of the Company in a transaction in which the Company is not to be the surviving entity, the Board has the right to accelerate vesting of all options so that they become exercisable within the 30-day period preceding the merger, consolidation, liquidation or sale. In the event of a Change of Control of the Company, all options granted to non-employee Directors become fully exercisable. A Change of Control is deemed to have occurred (a) if any person acquires beneficial ownership of Company securities representing 50% or more of the combined voting power of the Company, (b) if the persons who were directors at August 31, 1996 (namely, Messrs. Federman, Finch, Fisher, Kay, Hansche and Morris), plus any person elected or appointed by a majority of such directors except in connection with an actual or threatened election contest, cease to be a majority of the Board, (c) if the Company's stockholders approve a merger or consolidation of the Company with any other entity except (i) a merger or consolidation in which the Company's stock would thereafter represent 80% or more of the combined voting power of the surviving entity after the merger or consolidation or (ii) a recapitalization in which no person acquires more than 30% of the combined voting securities, or (d) if the Company's stockholders approve a complete liquidation of the Company or a sale of all or substantially all of the Company's assets.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

    THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH PARTICIPATION IN THE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS INFORMATION MAY NOT BE APPLICABLE TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR TO PARTICIPANTS WHO ARE NOT RESIDENTS OF THE UNITED STATES. ALL PARTICIPANTS HAVE BEEN AND ARE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. ANY TAX EFFECT THAT ACCRUES TO FOREIGN EMPLOYEES AS A RESULT OF THE PARTICIPATION IN THE PLAN IS GOVERNED SOLELY BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH EMPLOYEE RESIDES.

    INCENTIVE STOCK OPTIONS. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

    ALTERNATIVE MINIMUM TAX. The difference between the exercise price and fair market value of the ISO shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is currently 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee's purchase price. The included amount will be treated as ordinary income by the optionee and may be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the optionee's salary). The Omnibus Budget Reconciliation Act of 1993 has increased the required flat federal withholding rate to 28% effective with respect to taxable years beginning after December 31, 1993. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

    TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

    RESTRICTED STOCK AWARDS. Restricted stock awards will generally be subject to the tax consequences discussed above for NQSOs.

    OMNIBUS BUDGET RECONCILIATION ACT OF 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum rate of 28%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. The Omnibus Budget Reconciliation Act of 1993 also increased the AMT to 26% (28% for alternative minimum taxable income in excess of $175,000) of an individual taxpayer's alternative minimum taxable income, effective with respect to taxable years beginning after December 31, 1992.

    ERISA INFORMATION. The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FUTURE OPTION GRANTS UNDER THE PLAN

    Because the Committee has discretion to determine the persons who are to receive awards and the allocation of any awards (other than with respect to directors who are not employees) under the Plan, awards that will be granted in the future to eligible persons under the Plan cannot be determined at this time and the Committee could change such allocations at any time with respect to future grants, without amendment of the Plan and without approval by the Board of Directors or the stockholders of the Company.

    From the Plan's inception through December 31, 1996, a total of 209,422 options had been granted and remained outstanding and at December 31, 1996 590,578 shares remained available for grant under the Plan. None of these options were granted to any of the Named Executive Officers (as defined in the Summary Compensation Table below) or to the current executive officers as a group. As of December 31, 1996, an aggregate of 232,135 shares remained available for grant under the Company's 1994 Equity Incentive Plan and options covering 3,266,252 shares have been granted and remain outstanding under all prior equity plans of the Company.

                                 PROPOSAL NO. 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee in September 1996, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year and is asking stockholders to ratify this selection.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be expected to be available to respond to appropriate questions from stockholders.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 1996 with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director of the Company, (iii) each Named Executive Officer as defined in the Summary Compensation Table below, and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

                                                               AMOUNT AND NATURE OF   PERCENT
NAME OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------------------------------  ----------------------  --------
Kopp Investment Advisors, Inc.(1) ..........................          3,083,227         18.3%
6600 France Avenue South, Suite 672
Edina, MN 55435

Wasatch Advisors, Inc.(2) ..................................          1,170,175          7.0%
68 South Main Street, Suite 400
Salt Lake City, UT 84101

Intel Corporation(3) .......................................          1,109,764          6.5%
2200 Mission College Boulevard
Santa Clara, CA 95052-8119

Ronald D. Fisher(4)(7) .....................................            531,300          3.1%

Jack Kay(7) ................................................            365,804          2.1%

Lawrence G. Finch(7) .......................................            115,472         *

Lance E. Hansche(7) ........................................            107,638         *

Charles Federman(5)(7) .....................................             47,814         *

Robert J. Riopel(7) ........................................             31,120         *

Anthony P. Morris(6)(7) ....................................             27,481         *

Gayn B. Winters(7) .........................................             20,555         *

Craig Slayter(7) ...........................................             19,875         *

David A. Everett(7) ........................................             14,063         *

All current directors and executive officers as a group               1,280,621          7.1%
  (9 persons)(7) ...........................................

------------------------

 *  Ownership is less than 1%

(1) Based on information provided by Kopp Investment Advisors, Inc. ("KIA") on behalf of itself, LeRoy C. Kopp ("Kopp") and Caring and Sharing Foundation ("Foundation"). Of these shares, 3,028,227 are held in a fiduciary or representative capacity. Accordingly, persons other than KIA, Kopp and Foundation have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such person individually has an interest that relates to more than five percent of the Company's Common Stock.

(2) Based on the Schedule 13G dated February 12, 1996 filed by Wasatch Advisors, Inc.

(3) Based on the Schedule 13D dated February 15, 1996 by Intel Corporation ("Intel"). Includes 214,793 shares with respect to which Intel may acquire beneficial ownership at or within 60 days after December 31, 1996.

(4) Includes 19,000 shares owned by Mr. Fisher, 3,300 shares held in the name of Mr. Fisher's spouse; 2,000 shares held in the name of Mr. Fisher's son; and 2,000 shares held in the name of Mr. Fisher's daughter. Mr. Fisher has no voting or investment power and disclaims beneficial ownership with respect to the shares owned by his wife, son and daughter.

(5) Includes 18,000 shares owned by Mr. Federman and 1,000 shares held in trust for his son.

(6) Includes 5,000 shares owned by Mr. Morris and 5,000 shares held in a custodial account for his minor daughters.

(7) Includes an aggregate of 1,158,457 shares as to which the named persons could acquire beneficial ownership at or within 60 days after November 30, 1996. As to each named person, such amounts are as follows: Mr. Fisher--505,000; Mr. Kay--364,995; Mr. Finch--48,068; Mr. Hansche--107,638;
    Mr. Federman--28,814; Mr. Riopel--30,120; Mr. Morris--17,481; Dr.
    Winters--20,001; Mr. Slayter-- 19,875; and Mr. Everett--14,063.

                             EXECUTIVE COMPENSATION

    The following table sets forth the annual compensation for the Chief Executive Officer and the other persons who were executive officers as of September 30, 1996 (the "Named Executive Officers") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                                      LONG TERM
                                                                                                                     COMPENSATION
                                                                                                                        AWARDS
                                                                           ANNUAL COMPENSATION                       ------------
                                                         --------------------------------------------------------     SECURITIES
                                                                                                   OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                              YEAR     SALARY($)        BONUS($)       COMPENSATION($)     OPTIONS(#)
-------------------------------------------------------  ----   -------------    -------------    ---------------    ------------
Jack Kay...............................................  1996   $   225,000      $   112,500           --                    0
                                                         1995       175,000           97,000           --                    0
                                                         1994       161,449                0           --              420,000
  President and
    Chief Executive Officer

David A. Everett (1)...................................  1996   $   123,750      $    63,750           --               75,000
  Vice President, Worldwide Field Operations

Robert J. Riopel (2)...................................  1996   $   125,000      $    50,000           --                5,000
                                                         1995        71,111           23,556           --               85,000
  Vice President, Finance, Chief
    Financial Officer and Treasurer

Gayn B. Winters (3)....................................  1996   $   160,000      $    35,000      $  25,235                  0
                                                         1995        24,242            8,206      $  14,577             75,000
  Vice President, Engineering
    and Chief Technology Officer

------------------------

(1) Mr. Everett joined the Company on December 4, 1995.

(2) Mr. Riopel joined the Company on February 28, 1995. His fiscal 1995 bonus was guaranteed and paid on a prorated basis.

(3) Dr. Winters joined the Company on August 7, 1995. His bonus for his first year of employment was guaranteed. The amounts under the column headed "Other Annual Compensation($)" represents relocation costs paid by the Company to or for Dr. Winters.

                                 STOCK OPTIONS

    The following table contains information regarding the grant of stock options under the 1994 Equity Incentive Plan in fiscal 1996 to the Named Executive Officers:

                          OPTION GRANTS IN FISCAL 1996

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                 -----------------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF                                                       ANNUAL RATES OF
                                 SECURITIES        % OF TOTAL                                 STOCK PRICE APPRECIATION
                                 UNDERLYING     OPTIONS GRANTED     EXERCISE OR                  FOR OPTION TERM(3)
                                   OPTIONS      TO EMPLOYEES IN     BASE PRICE   EXPIRATION   ------------------------
NAME                             GRANTED(1)       FISCAL YEAR       ($/SHARE)(2)    DATE        5%($)        10%($)
-------------------------------  -----------  --------------------  -----------  -----------  ----------  ------------
David A. Everett...............      75,000             5.7%         $   12.00      12/4/05   $  566,005  $  1,434,368
Robert J. Riopel...............       5,000             0.4%         $  13.375      2/28/06   $   42,057  $    106,582

------------------------

(1) The options granted to Mr. Riopel and Mr. Everett vest in installments over a four-year period. Of the 75,000 options granted Mr. Everett, 25,000 were scheduled to vest on the earlier of the fifth anniversary of the grant date or in installments over a four-year period if the Company achieved certain revenue goals established for fiscal 1996. As those goals were attained, the options vest in 16 quarterly installments starting December 4, 1996.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3) These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

    The following table contains, with respect to the Named Executive Officers, information regarding the exercise of stock options during the fiscal year, the number of vested and unvested options held as of the end of fiscal 1996 and the value of the unexercised options which have exercise prices per share less than the closing price of the Company's Common Stock on the last day of fiscal 1996:

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE MONEY OPTIONS
                                                                 OPTIONS AT FY END(#)(2)         AT FY END($)(3)
                                SHARES ACQUIRED      VALUE      --------------------------  --------------------------
NAME                            ON EXERCISE(#)   REALIZED($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Jack Kay......................        60,000      $   833,013      339,996        200,004   $ 4,118,655   $ 2,450,049
David A. Everett..............             0                0            0         75,000   $         0   $   393,750
Robert J. Riopel..............             0                0       25,685         64,315   $   246,757   $   601,368
Gayn B. Winters...............             0                0       12,500         62,500   $    81,250   $   406,250

------------------------

(1) These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) These options were granted on various dates during fiscal years 1991 through 1996.

(3) These amounts represent the difference between the exercise price of the stock options and the closing price of Phoenix Common Stock on September 30, 1996 for all options held by each Named Executive Officer. The stock option exercise prices ranged from $2.38 to $16.50 per share.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of Phoenix, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. The members of the Compensation Committee are Charles Federman, Lawrence G. Finch and Anthony P. Morris. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code.

GENERAL COMPENSATION PHILOSOPHY

    The Company's compensation philosophy is that cash compensation for executive officers should vary with the performance of the Company and any long-term incentive should be closely aligned with the interest of the stockholders.

    Cash compensation for the executive officers named in the Summary Compensation Table above consists of the following components:

      -  Base salary

      - An incentive bonus that was directly related to growth in revenue and in earnings per share.

    The long-term incentive for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

    The Committee believes that the compensation of the CEO and the Company's other executive officers should be based to a substantial extent on the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Each executive officer's performance for the past fiscal year and objectives for the current year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the current year. When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers: (1) the Company's financial performance during the past year, (2) the individual's performance during the past year, and
(3) the salaries of executive officers in similar positions of companies of comparable size and other companies within the computer software industry. The companies whose executive officer salaries were considered in determining compensation for the Company's executive officers were not intended to correlate with the companies included in the indices used by the Company in preparing its stock performance graph. With respect to executive officers other than the CEO, the Committee places considerable weight upon the recommendations of the CEO. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time. Generally, no one factor is given greater consideration in determining compensation than the other factors referred to above.

    Generally, the base salary for the executive officers is reviewed annually. The Compensation Committee determines the incentive bonus and criteria for earning all or a portion of the incentive bonus. In making this determination, the Compensation Committee considers the recommendations of management.

COMPENSATION OF EXECUTIVE OFFICERS DURING FISCAL 1996

    SALARY: Mr. Kay's salary was increased to from $175,000 to $225,000 effective October 1, 1995 in connection with his promotion to Chief Executive Officer. The increase was made based on comparison with salaries paid to chief executive officers in similar companies in the industry. The salaries for the other executive officers were not changed at that time, primarily because of the relatively short period of time between their respective dates of hire and the compensation review process.

    CASH INCENTIVE BONUSES: The Company has employed a cash-based incentive bonus intended to motivate and reward executives by making a portion of cash compensation directly dependent upon corporate earnings per share. The bonus targets for executive officers are based on individual compensation plans. The Committee determines the amount targeted for the CEO and the CEO recommends to the Committee the bonus targets for the remainder of the executive officers. The amount of the bonus earned has historically been tied to the Company's earnings per share, before recurring charges. Specific financial and business objectives established under the bonus program are confidential commercial and business information and, as such, need not be disclosed pursuant to instruction 2 to
Item 402(k) of Regulation S-K.

    As a percent of total cash compensation (percentage determined by dividing the target bonus by the sum of base salary and target bonus), fiscal 1996 target bonuses for the Named Executive Officers, who were all of the executive officers who earned incentive bonuses with respect to fiscal 1996, ranged from 18% to 34%, with an average of 29%. For fiscal 1996, Mr. Kay's bonus was targeted at $112,500 or 33% of his total targeted base salary and target bonus.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS IN FISCAL 1996

    The Board periodically reviews the number of vested and unvested options held by each executive officer and makes stock option grants to executive officers to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. Stock options typically have been granted to an executive officer when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally to achieve equity within a peer group. When making stock option grants for executive officers, the Board considers the Company's performance during the past year, the responsibility level and performance of the executive officer, prior option grants to the executive officer, the level of vested and unvested options, and industry and competitive conditions. Stock option grants generally become exercisable over a four year period. Options generally have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

    During fiscal 1996, the only executive officers to receive option grants were Messrs. Everett and Riopel. The grants to Mr. Everett were made in connection with his hiring. The options granted Mr. Everett cover 75,000 shares, 50,000 of which vest over a four-year period and 25,000 of which were scheduled to vest on the fifth anniversary of their grant or earlier over a four year period if the Company achieved certain revenue levels for the final three quarters of fiscal 1996. Those goals were achieved. Mr. Riopel was granted an option covering 5,000 shares vesting in quarterly installments over a four-year period. The number of shares covered by the grants was based on the Committee's discretionary and subjective determination after considering industry and competitive conditions.

FISCAL 1996 CEO COMPENSATION

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

    As indicated above, the Company's compensation program is leveraged towards achieving corporate and business goals and objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer.

    In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data for chief executive officers of companies of comparable size within the software industry. As noted above, Mr. Kay's salary was increased at the beginning of fiscal 1996 to $225,000 and he received a bonus of $112,500 which was 33% of his total targeted base salary and target bonus.

CHANGES TO TAX LAW--LIMITS ON EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, the Company's 1996 Equity Incentive Plan has been drafted to ensure continued deductibility under Section 162(m). With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m) and believes that at this time no changes are necessary. The Committee will continue to monitor this situation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

    COMPENSATION COMMITTEE
    CHARLES FEDERMAN
    LAWRENCE G. FINCH
    ANTHONY P. MORRIS

                TRANSACTIONS WITH MANAGEMENT AND 5% STOCKHOLDERS

    LANCE E. HANSCHE: In October 1996, the Company loaned Lance E. Hansche $200,000 pursuant to a promissory note bearing interest at the rate of 6.02%. The note was secured by trust deeds on certain real property. The note provided for repayment on the earliest of April 30, 1997, the date when Mr. Hansche sells shares of Phoenix stock, the date Mr. Hansche sells the collateral securing the note, or the date Mr. Hansche ceases to be a member of Phoenix's Board of Directors. Mr. Hansche exercised stock options granted him by Phoenix and used the proceeds in part to repay the loan in January 1997.

    Mr. Hansche has an employment arrangement with the Company. pursuant to which he provides the Company with strategic advice on product direction and markets. Under the arrangement, the Company pays Mr. Hansche $1,500 per day for each day he provides services to the Company, and he has agreed to work a minimum of 60 days per year. During fiscal 1996, the Company paid Mr. Hansche $90,000 as an employee.

    GAYN B. WINTERS: In August 1995, the Company loaned Dr. Winters $200,000 for use in connection his relocation to California. Such loans are to be secured by security interests in certain residential real property owned at the time of the making of the loan or thereafter. The loan does not bear interest and is repayable in five equal annual installments. The Company further agreed to pay Dr. Winters a special bonus of $40,000 on each payment date under the note, provided Dr. Winters is then employed by the Company.

    INTEL CORPORATION: In December 1995, the Company and Intel Corporation entered into two primary agreements: a technology agreement under which Phoenix licensed certain of its software products for use by Intel on its motherboard products for the desktop and server markets; and a Common Stock and Warrant Purchase Agreement under which Intel agreed to purchase 894,971 shares of Phoenix common stock and a warrant to purchase an additional 1,073,281 shares of common stock. The aggregate purchase price for the shares and the warrant was $10.8 million. The warrant vests and becomes exercisable in four installments over a five year period from the date of the agreement; the exercise price of the warrant increases annually from $12.88 to $15.22. The sale of the shares and the warrant was concluded in February 1996 following the completion of certain closing conditions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, and with respect to, its most recent fiscal year and written representations that no other reports were required, if any, the filing requirements of Section 16(a) applicable to its officers, directors and 10% Stockholders were satisfied, except that the Forms 5 for Messrs. Federman, Finch and Morris for fiscal 1996 were filed 36 days late.

                           COMPENSATION OF DIRECTORS

    Non-employee Directors are paid a fee of $1,500 for each meeting of the Board of Directors or Board committee they attend. Directors are also reimbursed for out-of-pocket expenses for attending meetings of the Board of Directors or any committee of the Board of Directors. Morris & Associates has a consulting agreement with the Company under which consulting fees were paid in fiscal 1996 and Broadview Associates, L.L.C. had certain investment banking and appraisal agreements with the Company under which fees were paid in fiscal 1996 (see "Compensation Committee Interlocks and Insider Participation").

    Directors are entitled to receive options under the Company's 1994 Equity Incentive Plan and under the 1996 Equity Incentive Plan if that plan is approved by stockholders. During fiscal 1996 the Company granted stock options for 7,000 shares to each of Messrs. Federman, Finch and Morris with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors during fiscal 1996 were Messrs. Federman, Finch, and Morris, all of whom are non-employee Directors.

    The Company entered into a month-to-month consulting agreement with Morris & Associates in July 1993. Under that agreement, the Company pays Morris & Associates $6,000 per month. Anthony P. Morris is a Director of the Company and a principal of Morris & Associates. During fiscal 1996 the Company paid $66,000 in consulting fees to Morris & Associates. Such fees represented more than 5% of the consolidated revenue for Morris & Associates for its last fiscal year.

    From time-to-time the Company retains the services of Broadview Associates, L.L.C. ("Broadview") to investigate and evaluate potential acquisitions, to assist in the sale of portions of the Company's business, and to advise the Company on general business matters. In fiscal 1996, the Company engaged Broadview to assist it in its development of long-term growth strategies which may include identifying possible acquisition candidates. Under the engagement letter, the Company agreed to pay Broadview a retainer of $5,000 per month and to pay certain fees upon the successful completion of any such acquisition. During fiscal 1996, the Company paid Broadview for services rendered during fiscal 1996 $860,300, which included fees for services rendered in connection with the February 1996 sale to Intel Corporation of shares of common stock and a warrant and the August 1996 acquisition of Virtual Chips, Inc. Charles Federman is a Director of the Company and a Managing Director of Broadview.

                        COMPANY STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1991 to September 30, 1996 with the cumulative total return on the Standard and Poor's 500 and the Standard and Poor's Computer Software and Services market indices over the same period, assuming the investment of $100 in the Company's Common Stock and in each of the indexes on September 30, 1991 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG PHOENIX TECHNOLOGIES LTD., THE STANDARD & POOR'S 500 INDEX
          AND THE STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                    PHOENIX TECHNOLOGIES LTD.       S & P 500
9/91                                                                          100          100
9/92                                                                           66          111
9/93                                                                           58          125
9/94                                                                           76          130
9/95                                                                          171          169
9/96                                                                          234          203
* $ 100 INVESTED ON 9/30/91
IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

                                                    S & P COMPUTERS (SOFTWARE & SERVICES)
9/91                                                                                       100
9/92                                                                                       123
9/93                                                                                       163
9/94                                                                                       194
9/95                                                                                       283
9/96                                                                                       410
* $ 100 INVESTED ON 9/30/91
IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

                                 OTHER MATTERS

    Management does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in San Jose, California, not later than September 15, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          SCOTT C. NEELY, SECRETARY

January 24, 1997

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

--------------------------------------------------------------------------------

                                   APPENDIX A
                           PHOENIX TECHNOLOGIES LTD.
                           1996 EQUITY INCENTIVE PLAN

1.  PURPOSE

    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 24.

2.  SHARES SUBJECT TO THE PLAN

    2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 800,000 shares; provided, however, that the maximum number of Shares that may be issued under the Plan to members of the Board of Directors of the Company who are not also employees of the Company is 200,000 Shares. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Award under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

    2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.  ELIGIBILITY

    3.1  ELIGIBILITY OF EMPLOYEES, CONSULTANTS AND INDEPENDENT
CONTRACTORS. ISOs (as defined in Section 5 below) may be granted only to employees (including persons who are also officers and/or directors of the Company) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan. Each person is eligible to receive up to an aggregate maximum of 400,000 Shares over the term of the Plan.

    3.2 ELIGIBILITY OF DIRECTORS. Each director who is not an employee shall be granted an Option to purchase 10,000 Shares upon such director's initial election to the Board of Directors. Upon the anniversary of such initial election, each director shall receive an Option to purchase an additional 7,000

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Shares of stock. Options granted to directors who are not employees shall be
NQSOs. Notwithstanding the foregoing, directors who are not employees are eligible to receive only Options under the Plan.

    3.3 LIMITATIONS. Notwithstanding anything to the contrary in this Plan, no person who is an officer of the Company or a member of the Board will be eligible to receive a grant of any Award hereunder until such time as this Plan is approved by stockholders of the Company.

4.  ADMINISTRATION

    4.1 COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. Except as otherwise provided pursuant to Sections 3.2 or 5, the Committee shall have the authority to:

    (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

    (b) prescribe, amend and rescind rules and regulations relating to the Plan;

    (c) select persons to receive Awards;

    (d) determine the form and terms of Awards;

    (e) determine the number of Shares or other consideration subject to Awards;

    (f) determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

    (g) grant waivers of Plan or Award conditions;

    (h) determine the vesting, exercisability and payment of Awards;

    (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

    (j) determine whether an Award has been earned; and

    (k) make all other determinations necessary or advisable for the administration of the Plan.

    4.2 COMMITTEE DISCRETION. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant Awards under the Plan to Participants who are not Insiders of the Company.

5.  OPTIONS

    Except as otherwise provided in this Section 5, the Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

    5.1 FORM OF OPTION GRANT. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant receiving an Award pursuant to Section 3.1) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

    5.2 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee; provided, however, that Options granted to directors who are not employees shall be granted on the date specified in
Section 3.2. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

    5.3 EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee may provide for Options to become exercisable at any time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

    5.4 EXERCISE PRICE. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided, however, that (i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant; and provided further, that the Exercise Price of Options granted to directors who are not employees shall be 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

    5.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant receiving an Award pursuant to the Plan), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

    5.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

    (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than ninety (90) days after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be as NQSO, but in any event, no later than the expiration date of the Options.

    (b) If the Participant is terminated because of death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's death or Disability, the Participant's Options may be exercised, only to the extent that such Options would have been exercisable by Participant on the Termination Date, and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than one hundred eighty (180) days after the Termination Date (or such shorter or longer time period not exceeding (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for

       Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

    (c) Notwithstanding the provisions in paragraph 5.6(a) above, if the Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or Subsidiary, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after the termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

    5.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

    5.8 LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

    5.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

    5.10 NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.  RESTRICTED STOCK

    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the

Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

    6.1 FORM OF RESTRICTED STOCK AWARD. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the Participant. If such Participant does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

    6.2 PURCHASE PRICE. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

    6.3 TERMS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria; PROVIDED, HOWEVER that the maximum Restricted Stock Award for each Participant with respect to any Performance Period shall be thirty percent (30%) of the Shares reserved for issuance under this Plan.

7.  THIS SECTION INTENTIONALLY LEFT BLANK.

8.  PAYMENT FOR SHARE PURCHASES

    8.1 PAYMENT. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved by the Committee and permitted by law by:

    (a) cancellation of indebtedness of the Company to the Participant;

    (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

    (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code, provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Purchase Price equal to the par value of the shares must be paid in cash.

    (d) by waiver of compensation due or accrued to Participant for services rendered;

    (e) by tender of property;

    (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

       (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

       (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

    (g) by any combination of the foregoing. Notwithstanding the foregoing, the Exercise Price of an Option held by a director who is not an employee shall be paid in cash or pursuant to subsection (f) of this Section 8.1.

9.  WITHHOLDING TAXES

    9.1 WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

    9.2 STOCK WITHHOLDING. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Participant (other than a Participant receiving an Award under Section 3.2) may satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

    (a) the election must be made on or prior to the applicable Tax Date;

    (b) once made, the election shall be irrevocable as to the particular Shares as to which the election is made, except as provided in paragraph (d) below; and

    (c) all elections shall be subject to the consent or disapproval of the Committee.

10. PRIVILEGES OF STOCK OWNERSHIP

    10.1 VOTING AND DIVIDENDS. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities that the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; provided further, that the Participant shall have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

    10.2 FINANCIAL STATEMENTS. The Company shall provide financial statements to each Participant annually during the period such Participant has Awards outstanding; provided, however, that the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11. TRANSFERABILITY

    Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

12. RESTRICTIONS ON SHARES

    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the Participant's Exercise Price or Purchase Price, as the case may be.

13. CERTIFICATES

    All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

14. ESCROW; PLEDGE OF SHARES

    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

15. EXCHANGE AND BUYOUT OF AWARDS

    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards (other than Awards granted to directors pursuant to Section 3.2). The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

    An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY

    Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

18. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

    18.1 PROVISIONS APPLICABLE TO ALL AWARDS. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

    If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of its Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of Shares subject to outstanding Awards hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise thereof (and, if relevant, for the same aggregate cash consideration), the same total number and class of shares as such Participant would have received had such Participant exercised such Award in full immediately prior to such event; and (ii) the number and class of shares with respect to which Awards may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment (a similar adjustment shall be made to the numbers of Shares specified in Section 3.2 of the Plan). For purposes of this
Section 18, the "exercise" of an Award shall mean: (a) with respect to an Option, the exercise of such Option; and (b) with respect to a Restricted Stock Award, payment for the Shares by the Participant.

    After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Award shall, at no additional cost, be entitled to receive upon exercise of such Award (subject to any required action by stockholders of the Company) in lieu of the number of Shares as to which such Award shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Award shall be so exercised.

    If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Awards remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Award shall be entitled to receive upon exercise of such Award, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) all outstanding Awards may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Award and (y) each holder of an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired Awards, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

    Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares then subject to outstanding Awards.

    18.2 PROVISIONS APPLICABLE TO DIRECTOR OPTIONS. Notwithstanding any other provision to the contrary in Section 18.1 or any other Section of this Plan, in the event of a Change of Control (as defined below), all Options granted to directors who are not employees pursuant to Section 3.2 and outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:
(i) any "person." as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of August 31, 1996, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose" initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

19. ADOPTION AND STOCKHOLDER APPROVAL

    The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Company may submit the Plan for approval by the stockholders of the Company at the next annual meeting of stockholders of the Company to obtain the advantages under NASD, IRS, Securities and Exchange Commission and other regulations that approval of stockholders may bestow; however, options granted under the Plan shall not be affected if stockholders do not approve the Plan, except that any Options which are granted as ISOs will be treated as NQSOs.

20. TERM OF PLAN

    The Plan will terminate ten (10) years from the Effective Date.

21. AMENDMENT OR TERMINATION OF PLAN

    The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan.

22. NONEXCLUSIVITY OF THE PLAN

    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. GOVERNING LAW

    The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding that body of law pertaining to conflict of laws.

24. DEFINITIONS

    As used in the Plan, the following terms shall have the following meanings:

        "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with" means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

        "AWARD" means any award under the Plan, including any Option or Restricted Stock award.

        "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. The Committee, if appointed, will consist of not less than two members of the Board.

        "COMPANY" means Phoenix Technologies Ltd., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

       (a) if such Common Stock is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

       (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

       (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

       (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

        "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
    Section 16 of the Exchange Act.

        "OPTION" means an award of an option to purchase Shares pursuant to
    Section 5.

        "OUTSIDE DIRECTOR" means any outside director as defined in Section 162(m) of the Code and the regulations issued thereunder.

        "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "PARTICIPANT" means a person who receives an Award under the Plan.

        "PERFORMANCE FACTORS" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

       (a) Net revenue and/or net revenue growth;

       (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

       (c) Operating income and/or operating income growth;

       (d) Net income and/or net income growth;

       (e) Earnings per share and/or earnings per share growth;

       (f) Total shareholder return and/or total shareholder return growth;

       (g) Return on equity;

       (h) Operating cash flow return on income;

       (i) Adjusted operating cash flow return on income;

       (j) Economic value added; and

       (k) Individual confidential business objectives.

        "PERFORMANCE PERIOD" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

        "PLAN" means this Phoenix Technologies Ltd. 1996 Equity Incentive Plan, as amended from time to time.

        "RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 6.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SHARES" means shares of the Company's Common Stock, $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 18, and any security issued in respect thereto or in replacement therefor.

        "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or advisor, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                        PHOENIX TECHNOLOGIES LTD.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, remoking all prior proxies, hereby appoints Jack Kay, Robert
J. Riopel and Scott C. Neely, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on March 6, 1997 at the Company's principal executive office located at 411 E. Plumeria Drive, San Jose, California, at 10:00 a.m., California time, and at any and all adjournments thereof.

The proxy when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Election of Messrs. Finch and Morris and for Proposals 2 and 3. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

            (Continued, and to be signed on the reverse side)

1. TO ELECT LAWRENCE G. FINCH AND ANTHONY P. MORRIS TO THE BOARD OF DIRECTORS AS CLASS 1 DIRECTORS.

   FOR BOTH        WITHHOLD     (INSTRUCTION: To withhold authority to vote
   NOMINEES        AUTHORITY    for any individual nominee, write that nominee's
   EXCEPT AS       FOR BOTH     name on the space provided below.)
   NOTED TO        NOMINEES
   THE RIGHT                    -----------------------------------------------
      [ ]            [ ]

2. TO APPROVE THE 1996 EQUITY INCENTIVE PLAN.

     FOR       AGAINST      ABSTAIN
     [ ]         [ ]          [ ]

3. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

     FOR       AGAINST      ABSTAIN
     [ ]         [ ]          [ ]

                             Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                             Dated                                    , 1997
                                   ----------------------------------



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                                                (Signature)


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                                                (Signature)